Filed pursuant to Rule 424(b)(7)
Registration No. 333-273974

PROSPECTUS SUPPLEMENT

Schlumberger N.V.

(Schlumberger Limited)

Common Stock

This prospectus supplement relates to the resale of up to 5,057,706 shares of common stock of Schlumberger N.V. (Schlumberger Limited) (“SLB,” “we,” “us,” “our” or the “Company”) by the selling stockholder identified in this prospectus supplement. The selling stockholder acquired these shares from us pursuant to an agreement to form a joint venture between the Company, the selling stockholder and Subsea 7 International Holdings (UK) Limited related to the combination of our and the selling stockholder’s subsea businesses. The selling stockholder may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section of this prospectus supplement entitled “Plan of Distribution.” The selling stockholder will receive all of the proceeds from the sale of shares of our common stock in this offering.

You should read this prospectus supplement and the accompanying prospectus carefully before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “SLB.”

Investing in our common stock involves risks. You should carefully consider the information in the “Risk Factors” section beginning on page S-5 of this prospectus supplement, including those risks incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to buy our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this common stock or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated October 25, 2023.

Prospectus Supplement

Prospectus

S-i

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus issued by us or on our behalf. Neither we nor the selling stockholder have authorized any other person to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This document may only be used where it is legal to sell this common stock. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of those documents only. Our business, properties, assets, results of operations, financial position or prospects may have changed since that date. Neither the delivery of this prospectus supplement nor of the accompanying prospectus, nor any sale made thereunder, will imply that the information herein is correct as of any date after the date on the cover of those documents. Neither we nor the selling stockholder are making an offer of this common stock in any jurisdiction where the offer is not permitted.

About the Company

We are a global technology company focused on driving energy innovation for a balanced planet. With a global presence in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition.

SLB was founded in 1926 and is incorporated under the laws of Curaçao, with principal executive offices in Paris, Houston, London and The Hague. Our executive offices in the United States are at 5599 San Felipe, Houston, Texas 77056, and our telephone number is (713) 513-2000.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove to have been correct.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, could affect the future results of the energy industry in general, and SLB in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

•	our financial and performance targets and other forecasts or expectations regarding, or dependent on, our business outlook;

•	growth for SLB as a whole and for each of our Divisions (and for specified business lines, geographic areas or technologies within each Division);

•	oil and natural gas demand and production growth;

•	oil and natural gas prices;

•	forecasts or expectations regarding energy transition and global climate change;

•	improvements in operating procedures and technology;

•	capital expenditures by SLB and the oil and gas industry;

•	the business strategies of SLB, including digital and “fit for basin,” as well as the strategies of our customers;

•	our capital allocation plans, including dividend plans and share repurchase programs;

•	our Asset Performance Solutions projects, joint ventures, and other alliances;

•	the impact of the ongoing conflict in Ukraine on global energy supply;

•	access to raw materials;

•	future global economic and geopolitical conditions;

•	future liquidity, including free cash flow; and

•	future results of operations, such as margin levels.

These statements are subject to risks and uncertainties, including, but not limited to:

•	changing global economic and geopolitical conditions;

•	changes in exploration and production spending by our customers, and changes in the level of oil and natural gas exploration and development;

•	the results of operations and financial condition of our customers and suppliers;

•	our inability to achieve our financial and performance targets and other forecasts and expectations;

•	our inability to achieve our net-zero carbon emissions goals or interim emissions reduction goals;

•	general economic, geopolitical and business conditions in key regions of the world;

•	the ongoing conflict in Ukraine;

•	foreign currency risk;

•	inflation;

•	changes in monetary policy by governments;

•	pricing pressure;

•	weather and seasonal factors;

•	unfavorable effects of health pandemics;

•	availability and cost of raw materials;

•	operational modifications, delays or cancellations;

•	challenges in our supply chain;

•	production declines;

•	the extent of future charges;

•	our inability to recognize efficiencies and other intended benefits from our business strategies and initiatives, such as digital or new energy, as well as our cost reduction strategies;

•	changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals and climate-related initiatives;

•	the inability of technology to meet new challenges in exploration;

•	the competitiveness of alternative energy sources or product substitutes; and

•	other risks and uncertainties detailed in our filings with the SEC.

All subsequent written and oral forward-looking statements attributable to SLB or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by law.

Risk Factors

Investing in our common stock involves risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus supplement, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 before deciding whether to invest in our common stock. These risks could cause our business, properties, assets, financial condition, results of operations, cash flows or prospects to be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and download any materials we file with the SEC over the Internet from several commercial document retrieval services, as well as at the SEC’s website at www.sec.gov.

We also make available, free of charge through our Investor Relations website at www.investorcenter.slb.com, access to our SEC filings as soon as reasonably practicable after such material is filed with or furnished to the SEC. Copies are also available, without charge, from SLB Investor Relations, 5599 San Felipe, Houston, Texas 77056.

Please note that any internet addresses provided in this prospectus supplement are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found or provided at such internet addresses (including any information on or accessible through our website) is intended or deemed to be incorporated by reference herein.

Incorporation of Documents by Reference

The SEC allows us to incorporate information into this prospectus supplement by reference, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference into this prospectus supplement our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus supplement and prior to the termination of this offering; except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on January  25, 2023 (including the portions of our proxy statement for our 2023 annual meeting of stockholders incorporated by reference therein);

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June  30, 2023 and September 30, 2023, as filed with the SEC on April 26, 2023, July 26, 2023 and October 25, 2023, respectively;

•	our Current Reports on Form 8-K as filed with the SEC on April 6, 2023, April 17, 2023, April 21, 2023 (Items 5.03 and 5.05 only), May 15, 2023 and July 24, 2023; and

•

description of our common stock, par value $0.01, contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on January 27, 2021, and as subsequently amended or updated.

Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other document subsequently filed with the SEC that is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. No such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

If information in any of these incorporated documents conflicts with information in this prospectus supplement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

You may request a copy of any document that we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus supplement or the accompanying prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Schlumberger Limited

5599 San Felipe

Houston, Texas 77056

(713) 375-3535

Attention: Investor Relations

Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of common stock by the selling stockholder.

Selling Stockholder

This prospectus supplement covers the public resale of the shares owned by the selling stockholder listed in the table below. The table below presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus supplement. The selling stockholder has agreed for a period of 180 calendar days from October 2, 2023 not to offer, sell or otherwise transfer or dispose of the shares listed below, other than to affiliates of the selling stockholder, without our prior written consent.

The table also provides information regarding the beneficial ownership of our common stock by the selling stockholder as adjusted to reflect the assumed sale of all of the shares of common stock offered under this prospectus supplement. The ownership percentage indicated in the following table is based on 1,428,458,877 total outstanding shares of our common stock as of October 2, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the selling stockholder named in the table below has sole voting and investment power with respect to all shares of common stock that it beneficially owns.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Registered for Resale	Shares Beneficially Owned After the Offering
	Shares	Percentage		Shares	Percentage
AKER Solutions Holding AS	5,057,706	*	5,057,706	—	—

*	Represents less than 1%.

Plan of Distribution

The selling stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act. In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus supplement and the accompanying prospectus forms a part.

The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If the selling stockholder uses this prospectus supplement for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the shelf registration statement, of which this prospectus supplement forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Validity of the Common Stock

STvB Advocaten (Europe) N.V., Amsterdam, The Netherlands, will pass upon the validity of the common stock.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Schlumberger N.V.

(Schlumberger Limited)

Debt Securities

Common Stock

Guarantees of Debt Securities

We or selling securityholders may, from time to time, offer to sell senior or subordinated debt securities, common stock or guarantees of debt securities. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “SLB.”

Investing in our securities involves risks. You should carefully consider the information in the “Risk Factors” section beginning on page 5 of this prospectus, including those risks incorporated by reference in this prospectus and in any prospectus supplement, before you decide whether to buy our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 14, 2023

Neither we nor any selling securityholders have authorized any other person to provide you with information other than that contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. Our business, properties, assets, results of operations, financial position or prospects may have changed since that date. Neither the delivery of this prospectus nor of any prospectus supplement, nor any sale made thereunder, will imply that the information herein is correct as of any date after the date on the cover of those documents. Neither we nor any selling securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted.

About this Prospectus

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

By using an automatic shelf registration statement, we may, at any time and from time to time, offer securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC’s rules and regulations, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus, the prospectus supplement and any pricing supplement, you should rely on the information in the prospectus supplement and any pricing supplement. You should not assume that the information in this prospectus, any prospectus supplement or any pricing supplement is accurate as of any date other than the date of such document.

To understand the terms of our securities, you should carefully read this document, the applicable prospectus supplement and any applicable pricing supplement. Together, they give the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information about us and our financial statements. You can read the registration statement and exhibits on the SEC’s website as described under “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “SLB,” “we” or “our” are to Schlumberger Limited and its consolidated subsidiaries.

About the Company

We are a global technology company focused on driving energy innovation for a balanced planet. With a global presence in more than 100 countries and employees representing almost twice as many nationalities, we work each day on innovating oil and gas, delivering digital at scale, decarbonizing industries, and developing and scaling new energy systems that accelerate the energy transition.

SLB was founded in 1926 and is incorporated under the laws of Curaçao, with principal executive offices in Paris, Houston, London and The Hague. Our executive offices in the United States are at 5599 San Felipe, Houston, Texas 77056, and our telephone number is (713) 513-2000.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Similarly, statements that describe future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurances that such expectations will prove to have been correct.

Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “would,” “should,” “plans,” “likely,” “expects,” “anticipates,” “intends,” “believes,” “estimates,” “thinks,” “may” and similar expressions, are forward-looking statements. The following important factors, in addition to those discussed under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, could affect the future results of the energy industry in general, and SLB in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

•	our financial and performance targets and other forecasts or expectations regarding, or dependent on, our business outlook;

•	growth for SLB as a whole and for each of our Divisions (and for specified business lines, geographic areas or technologies within each Division);

•	oil and natural gas demand and production growth;

•	oil and natural gas prices;

•	forecasts or expectations regarding energy transition and global climate change;

•	improvements in operating procedures and technology;

•	capital expenditures by SLB and the oil and gas industry;

•	the business strategies of SLB, including digital and “fit for basin,” as well as the strategies of our customers;

•	our Asset Performance Solutions projects, joint ventures, and other alliances;

•	our response to the COVID-19 pandemic and our preparedness for other widespread health emergencies;

•	the impact of the ongoing conflict in Ukraine on global energy supply;

•	access to raw materials;

•	future global economic and geopolitical conditions;

•	future liquidity, including free cash flow; and

•	future results of operations, such as margin levels.

These statements are subject to risks and uncertainties, including, but not limited to:

•	changing global economic and geopolitical conditions;

•	changes in exploration and production spending by our customers, and changes in the level of oil and natural gas exploration and development;

•	the results of operations and financial condition of our customers and suppliers;

•	our inability to achieve our financial and performance targets and other forecasts and expectations;

•	our inability to achieve our net-zero carbon emissions goals or interim emissions reduction goals;

•	general economic, geopolitical and business conditions in key regions of the world;

•	the ongoing conflict in Ukraine;

•	foreign currency risk;

•	inflation;

•	changes in monetary policy by governments;

•	pricing pressure;

•	weather and seasonal factors;

•	unfavorable effects of health pandemics;

•	availability and cost of raw materials;

•	operational modifications, delays or cancellations;

•	challenges in our supply chain;

•	production declines;

•	the extent of future charges;

•	our inability to recognize efficiencies and other intended benefits from our business strategies and initiatives, such as digital or new energy, as well as our cost reduction strategies;

•	changes in government regulations and regulatory requirements, including those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals and climate-related initiatives;

•	the inability of technology to meet new challenges in exploration;

•	the competitiveness of alternative energy sources or product substitutes; and

•	other risks and uncertainties detailed in our filings with the SEC.

All subsequent written and oral forward-looking statements attributable to SLB or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements except as required by law.

Risk Factors

Investing in our securities involves risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023 before deciding whether to invest in our securities. These risks could cause our business, properties, assets, financial condition, results of operations, cash flows or prospects to be materially adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and download any materials we file with the SEC over the Internet from several commercial document retrieval services, as well as at the SEC’s website at www.sec.gov.

We also make available, free of charge through our Investor Relations website at www.investorcenter.slb.com, access to our SEC filings as soon as reasonably practicable after such material is filed with or furnished to the SEC. Copies are also available, without charge, from SLB Investor Relations, 5599 San Felipe, Houston, Texas 77056.

Please note that any internet addresses provided in this prospectus are for informational purposes only and are not intended to be hyperlinks. Accordingly, no information found or provided at such internet addresses (including any information on or accessible through our website) is intended or deemed to be incorporated by reference herein.

Incorporation of Documents by Reference

The SEC allows us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about us and our financial condition, business and results.

We are incorporating by reference into this prospectus our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and prior to the termination of any offering; except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement or pricing supplement:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on January  25, 2023 (including the portions of our proxy statement for our 2023 annual meeting of stockholders incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023 and June 30, 2023, as filed with the SEC on April 26, 2023 and July 26, 2023, respectively;

•	our Current Reports on Form 8-K as filed with the SEC on April 6, 2023, April 17, 2023, April 21, 2023 (Items 5.03 and 5.05 only), May 15, 2023 and July 24, 2023; and

•

description of our common stock, par value $0.01, contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on January 27, 2021, and as subsequently amended or updated.

Any statement contained in this prospectus and any accompanying prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus and any accompanying prospectus supplement or in any other document subsequently filed with the SEC that is or is deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement modifies or supersedes such statement. No such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this prospectus and any accompanying prospectus supplement.

If information in any of these incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

You may request a copy of any document that we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

Schlumberger Limited

5599 San Felipe

Houston, Texas 77056

(713) 375-3535

Attention: Investor Relations

Except as provided above, no other information (including information on our website) is incorporated by reference into this prospectus.

Use of Proceeds

Unless we otherwise state in a prospectus supplement or pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including our common stock. We will not receive any proceeds from the sale of securities offered by any selling securityholder.

Description of Debt Securities

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

In this “Description of Debt Securities,” the words “SLB,” “we,” “us” or “our” refer only to Schlumberger Limited and not to any of our subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Any senior debt securities that we may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that we may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities of the series to be issued;

•

any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place or places where the principal of and interest, if any, on the debt securities of the series will be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;

•

the date or dates from which such interest will accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed by us, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series will be payable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof;

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•

any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants or events of default set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•

whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	any guarantees on the debt securities of the series, if different from the provisions set forth in the indenture;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•

any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;

•

whether the debt securities of the series will be convertible into or exchangeable for other securities of SLB, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities;

•

any and all additional, eliminated or changed terms that will apply to the debt securities of the series, including any terms that may be required by or advisable under U.S. laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series; and

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and with any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and any debt securities that we may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Additional Amounts

All payments made by us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by interpretation or administration of law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which we (or a successor) are then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Relevant Tax Jurisdiction”) or (2) any jurisdiction from or through which payment is made or deemed made by us or on our behalf (including the jurisdiction of any paying agent for the applicable debt securities) or any political subdivision thereof or therein (each, together with each Relevant Tax Jurisdiction, a “Tax Jurisdiction”) will at any time be required to be made from any payments made or deemed made by us or on our behalf under or with respect to any debt securities, including payments of principal, redemption price, interest or premium, we will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the applicable debt securities after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(1)

any Taxes, to the extent such Taxes would not have been imposed but for the existence of any actual or deemed present or former connection between the holder or the beneficial owner of such debt securities (or any guarantees thereof) and the applicable Tax Jurisdiction (including, without limitation, being or having been a national, resident or citizen of, being or having been engaged in a trade or business in, being or having been physically present in, or having or having had a permanent establishment in, such jurisdiction for Tax purposes), other than the holding of such debt securities, the enforcement of rights under such debt securities (or any guarantee thereof) or the receipt of any payments in respect of such debt securities (or any guarantee thereof);

(2)

any Taxes, to the extent such Taxes were imposed as a result of the presentation of such debt securities for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the applicable debt securities been presented on the last day of such 30-day period);

(3)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)

any Tax imposed on or with respect to any payment by us to the holder if such holder is a fiduciary, partnership, limited liability company or other person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such holder been the sole beneficial owner of such debt securities;

(5)

Taxes imposed on or with respect to a payment made to a holder of such debt securities who would have been able to avoid such withholding or deduction by presenting such debt securities (where presentation is required) to another paying agent;

(6)	any Taxes payable other than by deduction or withholding from payments under, or with respect to, such debt securities or any guarantee of such debt securities;

(7)

any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of such debt securities, to comply with any written request by us addressed to the holder or beneficial owner to satisfy any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of the applicable Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the applicable Tax Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in such Tax Jurisdiction), but in each case, only to the extent the holder or beneficial owner is legally entitled to provide such certification or documentation; or

(8)	any combination of items (1) through (7) above.

In addition to the foregoing, we will also pay and indemnify each beneficial owner for any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies (including penalties, interest and any other reasonable expenses related thereto) which are levied by an applicable Tax Jurisdiction on the execution, delivery, issuance, or registration of the debt securities, or the related indenture or any other document or instrument referred to therein.

If we become aware that we will be obligated to pay Additional Amounts with respect to any payment under or with respect to the debt securities, we will deliver to the trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises fewer than 45 days prior to that payment date, in which case we will notify the trustee promptly thereafter but no later than the business day prior to the relevant payment date) an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The officer’s certificate(s) must also set forth any other information reasonably necessary to enable the paying agents to pay such Additional Amounts to holders on the relevant payment date. The trustee will be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.

We will make all withholdings and deductions required by law in respect of the debt securities, and will remit the full amount deducted or withheld to the applicable Tax authority in accordance with applicable law. We will use our reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld.

Upon reasonable written request, we will furnish to the trustee (or to a holder or beneficial owner upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by us, or if, notwithstanding our efforts to obtain receipts, receipts are not obtained, other evidence of such payments (reasonably satisfactory to the trustee).

Whenever in the applicable indenture, any debt securities, or in this “Description of Debt Securities” there is mentioned, in any context, the payment of amounts based upon the principal amount of the debt securities or of principal, interest or of any other amount payable under, or with respect to, any of the debt securities, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of each indenture, any transfer by a holder or beneficial owner of the debt securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to us is incorporated, organized or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the applicable debt securities and any political subdivision thereof or therein.

Notwithstanding any provision in the indentures or the debt securities to the contrary, none of the trustee, the Registrar, any transfer agent or any paying agent will be required to determine the identity of a beneficial owner or be liable for any determination thereof by us.

Optional Redemption

If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities (subject to the right of holders of such debt securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof).

Redemption Upon Changes in Tax Law

We may redeem the debt securities of any series, in whole but not in part, at our discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the holders of such debt securities (which notice will be irrevocable), at a redemption price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the date fixed by us for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of such debt securities on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of such debt securities, we are or would be required to pay Additional Amounts, and we cannot avoid any such payment obligation by taking reasonable measures available, and the requirement arises as a result of:

(1)	any amendment to, or change in, or change in the enforcement or interpretation of, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Tax Jurisdiction which change or amendment becomes effective on or after the date of original issuance of the relevant debt securities (the “Issue Date”) (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date), or

(2)

any amendment to, or change in, an official interpretation or application of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction, action taken by any legislative body or taxing authority or change in published administrative practice) which amendment or change becomes effective on or after the Issue Date (or, if the applicable Relevant Tax Jurisdiction became a Relevant Tax Jurisdiction on a date after the Issue Date, such later date).

We will not give any such notice of redemption earlier than 90 days prior to the earliest date on which we would be obligated to make such payment or withholding if a payment in respect of the applicable debt securities was then due, and the obligation to pay Additional Amounts must be in effect at the time such notice is given. Prior to the giving of any notice of redemption of the debt securities of such series pursuant to the foregoing, we will deliver to the trustee an opinion of independent tax counsel to the effect that there has been such amendment or change which would entitle us to redeem such debt securities hereunder. In addition, before we give any notice of redemption of such debt securities as described above, we will deliver to the trustee an officer’s certificate to the effect that we cannot avoid our obligation to pay Additional Amounts by taking reasonable measures available to us.

The trustee will accept and will be entitled to rely on such officer’s certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the holders of the debt securities of such series.

The foregoing will also apply mutatis mutandis to any jurisdiction in which any successor person to us is incorporated, organized or resident for tax purposes, or any jurisdiction from or through which payment is made by or on behalf of such person on the debt securities of such series and any political subdivision thereof or therein.

Selection and Notice

If fewer than all of the debt securities of a series are to be redeemed at any time, the trustee will select the debt securities of such series in definitive, non-global form for redemption on a pro rata basis (or, in the case of debt securities issued in global form as discussed under “—Book-Entry, Delivery and Form,” such debt securities of such series to be redeemed will be selected in accordance with the procedures of the depository therefor) unless otherwise required by law or applicable stock exchange.

No debt securities in principal amount of less than the minimum authorized denomination can be redeemed in part. Unless otherwise described in a prospectus supplement relating to any debt securities, notices of redemption will be given at least 10 but not more than 60 days before the redemption date to each holder of debt securities of such series to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities of such series or a satisfaction and discharge of the applicable indenture.

If any debt security is to be redeemed in part only, the notice of redemption that relates to that debt security will state the portion of the principal amount of that debt security that is to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security will be issued in the name of the holder of the original debt security upon cancellation of the original debt security. Debt securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities or portions of the debt securities called for redemption unless we default in payment of the redemption price.

The trustee will not be liable for selections made as contemplated in this section. Notices to holders of definitive non-global securities will be mailed to them at their registered addresses. For any debt securities which are represented by global securities held on behalf of the relevant Debt Depository (as defined below under “—Book-Entry, Delivery and Form”), notices may be given by delivery of the relevant notices to the relevant Debt Depository for communication to entitled account holders in substitution for the aforesaid mailing.

Reports

So long as any debt securities are outstanding, we will file with the trustee, within 15 days after we file with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. We will be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. The trustee will not have any obligation to determine if and when our information is available on the SEC’s website. We will either (i) provide the trustee with prompt written notification at such time as we cease to be a reporting company or (ii) continue to provide the trustee with the foregoing information. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Certain Covenants

Other than the restrictions on liens described below, the indentures and the debt securities will not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indentures and the debt securities also will not contain provisions that give holders of the debt securities the right to require us to repurchase any debt securities in the event of a decline in credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

Limitation on Liens

We will not, and will not permit any of our subsidiaries to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, secured by a mortgage on any restricted property, or on any shares of stock, ownership interests in, or indebtedness of a restricted subsidiary, without effectively providing concurrently with the incurrence, issuance, assumption or guarantee of such secured indebtedness that the debt securities (together with, if we so determine, any of our other indebtedness or the indebtedness of any such restricted subsidiary then existing or thereafter created ranking on a parity with the debt securities or guarantees) will be secured equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured indebtedness (excluding any indebtedness secured by mortgages of the types referred to in clauses (1) through (10) below) would not exceed 20% of consolidated net worth as shown on our most recent consolidated quarterly financial statements; provided, however, that these provisions will not apply to:

(1)	mortgages existing on the date of original issuance of any debt securities;

(2)

mortgages on property or assets of, or on any shares of stock, ownership interests in or indebtedness of, any person existing at the time such person becomes our subsidiary (including a restricted subsidiary);

(3)

mortgages on property or assets existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or cost of construction, development, expansion or improvement thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after, the acquisition or completion of construction, development, expansion or improvement of such property or assets or its commencement of commercial operations for the purpose of financing all or any part of the purchase price or cost of construction, development, expansion or improvement thereof;

(4)	mortgages in favor of us or any of our subsidiaries;

(5)

the mortgage of any of our property or assets or any property or assets of any of our restricted subsidiaries in favor of the United States of America or any other sovereign entity, or any state, province or other political subdivision thereof, or any entity, department, agency, instrumentality or comparable authority thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract, statute, law, rule or regulation;

(6)	the mortgage of any property or assets to secure indebtedness of the pollution control, industrial revenue or other revenue bond type;

(7)

mortgages incurred or deposits made (including mortgages and deposits securing letters of credit or similar financial assurance) to secure the performance of or in connection with bids, tenders, statutory, governmental or private contractual or other obligations, surety, performance, completion, appeal or similar bonds, leases, return-of-money bonds and other obligations similar to any of the foregoing, in each case in the ordinary course of business;

(8)

mortgages arising by operation of law, including but not limited to mortgages for taxes, assessments or similar charges that are not yet due or the validity of which is being contested in good faith by appropriate proceedings;

(9)	mortgages created in connection with the acquisition of property or assets, or a project financed with, non-recourse debt; and

(10)

any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgage referred to in the foregoing clauses, inclusive; provided, that such extension, renewal or replacement mortgage will be limited to all or a part of the same property or assets that secured the mortgage extended, renewed or replaced, plus improvements on such property or assets.

The foregoing covenant and certain other provisions of the indentures use the following defined terms.

“capital stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, but excluding from all of the foregoing any debt securities convertible into capital stock, whether or not such debt securities include any right of participation with capital stock.

“consolidated net worth” means the amount of total stockholders’ equity shown in our most recent quarterly consolidated statement of financial position.

“mortgage” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“non-recourse debt” means indebtedness as to which (a) neither we nor any of our subsidiaries (x) provides credit support of any kind or (y) is directly or indirectly liable as a guarantor or otherwise and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of SLB or any of its subsidiaries.

“person” means any individual, corporation, partnership, limited liability company, association, joint venture, trust, joint stock company or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“restricted property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of SLB or any of its restricted subsidiaries, whether owned on or acquired after the Issue Date, unless, in the opinion of our board of directors, such plant or facility or other asset is not of material importance to the total business conducted by SLB and its restricted subsidiaries taken as a whole.

“restricted subsidiary” means any of our subsidiaries which owns a restricted property.

“subsidiary” means, with respect to any specified person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof); and (b) any partnership or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any subsidiary of such person is a controlling general partner or otherwise controls such entity.

Consolidation, Merger and Sale of Assets

We will covenant not to consolidate with or merge into any other person or transfer or lease all or substantially all of our assets to any person unless any successor or purchaser (if we are not the surviving entity) expressly assumes our obligations under the debt securities by an indenture supplemental to the applicable indenture, and immediately after which, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. An officer’s certificate and an opinion of counsel will be delivered to the trustee, which will serve as conclusive evidence of compliance with these provisions.

It is possible that a merger, transfer, or other transaction could be treated for U.S. federal income tax purposes as a taxable exchange by the beneficial owners of debt securities, which could result in beneficial owners of debt securities recognizing taxable gain or loss for U.S. federal income tax purposes. A merger, transfer, lease or other transaction could also have adverse tax consequences to beneficial owners of debt securities under other tax laws to which the beneficial owners are subject.

Events of Default

The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the officer’s certificate and resolution of our board of directors or the supplemental indenture pursuant to which a series of debt securities is issued:

•	failure to pay any interest on any of the debt securities of such series within 30 days after such interest becomes due and payable;

•	failure to pay principal on any of the debt securities of such series at maturity, or if applicable, the redemption price, when the same become due and payable;

•	failure to pay any sinking fund installment as and when the same becomes due and payable by the terms of the debt securities of such series, and continuance of such default for a period of 30 days;

•

failure to comply with any of the covenants or agreements in any of the debt securities of such series or the applicable indenture (other than an agreement or covenant that we have included in such indenture solely for the benefit of another series of debt securities that does not constitute part of the debt securities of such series) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all outstanding debt securities of such series of debt securities;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other Event of Default provided in the officer’s certificate, supplemental indenture or resolution of our board of directors under which such series of debt securities is issued.

A default under one series of debt securities issued under the applicable indenture will not necessarily be a default under another series of debt securities under such indenture or another indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.

If an event of default for a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may require us to pay immediately the principal amount plus accrued and unpaid interest on such debt securities of that series. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs with respect to us, the principal amount plus accrued and unpaid interest on the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of such outstanding debt securities of such series may in some cases rescind this accelerated payment requirement.

A holder of debt securities of any series may pursue any remedy under the indenture applicable to the debt securities of that series only if:

•	the holder gives the trustee written notice of a continuing event of default for such debt securities;

•	the holders of at least 25% in principal amount of the debt securities of such series then outstanding make a written request to the trustee to pursue the remedy;

•	the holder furnishes to the trustee indemnity or security reasonably satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and furnishing of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of any holder to sue for enforcement of any overdue payment with respect to the debt securities of such series.

In most cases, holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of such series; and

•	exercising any trust or power conferred on the trustee not relating to or arising under an event of default with respect to the debt securities of such series.

The indentures will require us to file with the trustee each year an officer’s certificate as to our compliance with the covenants contained in the indentures.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the indentures or the debt securities of any series may be amended or supplemented, and waivers may be obtained, with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, debt securities of such series), and any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, debt securities of such series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of such indenture or the applicable debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (including, without limitation, additional debt securities of such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of debt securities of, such series) (other than in respect of a provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby).

Without the consent of each holder of outstanding debt securities of any series, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt securities of such series;

•	reduce the principal or change the stated maturity of any debt securities of such series;

•	reduce any premium payable on the redemption of any debt security of such series or change the time at which any debt security of such series may or must be redeemed;

•	change any obligation to pay Additional Amounts on the debt securities of such series;

•	make payments on any debt securities of such series payable in currency other than as originally stated in such debt securities;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt securities of such series;

•

make any change in the percentage of aggregate principal amount of the debt securities of such series necessary to waive compliance with certain provisions of the indenture the debt securities of such series were issued under or to make any change in this provision for modification; or

•	waive a continuing default or Event of Default regarding any payment on the debt securities.

Notwithstanding the preceding, without the consent of any holder of debt securities of any series, we and the trustee may amend or supplement the applicable indenture or the debt securities of any series in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to provide for the assumption of our obligations under the indenture and such series of debt securities by a successor upon any merger, consolidation or asset transfer in accordance with the requirements under “—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities;

•	to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act, if applicable;

•	to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any of our rights under the indenture;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination will not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;

•

to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•

to evidence and provide for the acceptance and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to add additional Events of Default with respect to any series of debt securities; and

•	to make any change that does not adversely affect any of its outstanding debt securities of such series in any material respect.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, Event of Default or other provision, will be deemed not to affect the rights under the indenture of the holders of securities of any other series. It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it will be sufficient if such consent approves the substance of it.

No Personal Liability of Directors, Officers, Employees, Stockholders and Certain Others

No director, officer, employee, stockholder, incorporator or similar founder of SLB, as such, will have any liability for any of our obligations under the applicable debt securities or indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance

The term defeasance means the discharge of some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government obligations (as defined in the applicable indenture) sufficient to make payments on any particular series of debt securities on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series, except as described in the paragraph immediately below (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the indenture with respect to the debt securities of such series, and the related Events of Default will no longer apply to us (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our legal defeasance option with respect to any series of debt securities, we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series and to have satisfied all other obligations under such debt securities and the applicable indenture, except as to (i) our obligations to register the transfer or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities, pay Additional Amounts, maintain paying agencies, and hold moneys for payment in trust, and (ii) our obligation to compensate and indemnify the trustee.

In the case of covenant defeasance, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified in the applicable indenture, however, the remainder of the applicable indenture and such debt securities will be unaffected by the occurrence of covenant defeasance, and such debt securities will continue to be deemed “outstanding” for all other purposes under the applicable indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In addition to the other requirements, we will be required to deliver to the trustee an opinion of counsel or a tax ruling to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or changes in law to that effect.

Concerning the Trustee

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have furnished the trustee indemnity or security reasonably satisfactory to it.

If the trustee becomes a creditor of ours, it will be subject to limitations in the indentures on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.

Paying Agent and Registrar for the Debt Securities

We will maintain one or more paying agents (each, a “Paying Agent”) for any debt securities we issue in the Borough of Manhattan, City of New York. We, upon written notice to the trustee accompanied by an officer’s certificate, may appoint one or more paying agents, other than the trustee, for all or any series of such debt securities. If we fail to appoint or maintain another entity as Paying Agent, the trustee will act as such. We or any of our subsidiaries, upon notice to the trustee, may act as paying agent.

We will also maintain one or more registrars (each, a “Registrar”) with an office in the Borough of Manhattan, City of New York. We, upon written notice to the trustee accompanied by an officer’s certificate, may appoint one or more registrars, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as registrar, the trustee will act as such. We or any of our subsidiaries, upon notice to the trustee, may act as registrar.

We will also maintain a transfer agent with an office in the Borough of Manhattan, City of New York. Each transfer agent will perform the functions of a transfer agent. We, upon written notice to the trustee accompanied by an officer’s certificate, may appoint one or more transfer agents, other than the trustee, for all or any series of debt securities. If we fail to appoint or maintain another entity as transfer agent, the trustee will act as such. We or any of our subsidiaries, upon notice to the trustee, may act as transfer agent.

The Registrar will maintain a register reflecting ownership of debt securities outstanding from time to time and the Paying Agent will make payments on and facilitate transfer of debt securities on our behalf.

We may change any Paying Agents, Registrars or transfer agents without prior notice to the holders of debt securities.

Book-Entry, Delivery and Form

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a “Debt Depository”) identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in authorized denominations and will be issued in registered form only, without coupons.

We anticipate that the Debt Depository for the debt securities will be, and any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC.

Investors may elect to hold their interests in the global securities in DTC (in the United States) through its direct and indirect participants, including Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank SA/NV, or “Euroclear.” Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in authorized denominations. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as Debt Depository for that global security and we do not appoint a successor Debt Depository within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of such decision in writing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to a Paying Agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indentures. Accordingly, we, the trustee, any Paying Agent, Registrar or transfer agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; or

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Except as set forth above, owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Clearstream

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the U.S., Clearstream Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in DTC.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through Euroclear, or the Euroclear Operator, a bank incorporated under the laws of the Kingdom of Belgium, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator advises us that it is regulated and examined by the Belgian banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. None of SLB, the trustee, the Registrar, any Paying Agent or any transfer agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Description of Common Stock

The following description of our common stock is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Amended and Restated By-Laws, each as amended to date of this prospectus, and each incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

In this “Description of Common Stock,” the words “SLB,” “we,” “us” or “our” refer only to Schlumberger Limited and not to any of our subsidiaries.

General

We may issue an aggregate of 4,500,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2023, 1,434,212,164 shares of common stock were issued, of which 1,421,186,016 shares were outstanding and 13,026,148 shares were held by us as treasury stock.

We may also issue an aggregate of 200,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock have been issued as of the date of this prospectus.

Dividend Rights

All outstanding shares of common stock (i.e., shares not held by us) are entitled to participate equally and receive dividends that may be paid out of available profits of the preceding fiscal year or years or distributions out of contributed surplus capital reserves. All accumulated and unpaid dividends payable on preferred stock (if issued and outstanding) must be paid prior to the payment of any dividends on the common stock. The amount of dividends payable with respect to any fiscal year is determined by our stockholders at the annual general meeting following such fiscal year, except that our board of directors may allocate such part of the earnings to the retained earnings reserves as it deems fit and may declare interim dividends and may declare and make distributions out of retained earnings reserves or out of contributed surplus capital reserves. Any such distribution can only occur if, at the time of distribution, our “equity” (i.e., our net asset value) at least equals the nominal capital (i.e., the aggregate par value of our outstanding shares) and as a result of the distribution will not fall below the nominal capital.

Voting Rights

Entitlement to Vote. Each holder of common stock and each holder of preferred stock (if issued and outstanding) is entitled to one vote for each share registered in that holder’s name. Voting rights may be exercised in person or by proxy.

Quorum. No action may be taken at any general meeting of our stockholders unless a quorum consisting of the holders of at least one-half of the outstanding shares entitling the holders thereof to vote at such meeting are present at such meeting in person or by proxy. If a quorum is not present in person or by proxy at any general meeting of our stockholders, a second general meeting will be called in the same manner as the original meeting of stockholders, to be held within two months, at which second meeting, regardless of the number of shares represented (subject to certain limitations in the event of a disposition of our assets or our liquidation or the amendment of our Articles of Incorporation), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of the second meeting or which by law is required to be brought before our stockholders despite the absence of a quorum.

Required Vote. In general, any action requiring the approval of our stockholders may be authorized by a majority of the votes cast (excluding any abstentions) at any meeting at which a quorum is present (subject to the quorum exception described above).

No action to amend our Articles of Incorporation or to dissolve us can be taken, however, unless such action is approved by the holders of at least a majority of the shares outstanding and entitled to vote. In addition, holders of preferred stock (if issued and outstanding) would have additional rights to vote as a class on certain amendments to our Articles of Incorporation that would adversely affect the preferred stock.

The sale or disposition of all or substantially all of our assets must be approved by the holders of at least a majority of the shares outstanding and entitled to vote, except that under our Articles of Incorporation this requirement does not apply to a reorganization or rearrangement of us or any of our subsidiaries or any of our assets in any transaction that does not result in any diminution of the beneficial interest of our stockholders in our assets.

Under our Articles of Incorporation, our board of directors may move our corporate seat to, or convert us into a legal entity under the laws of, another jurisdiction, and may change our corporate domicile from Curaçao to another jurisdiction to the extent allowed by applicable law. In certain cases, stockholder approval of such action may not be required under applicable law.

Preemptive and Other Rights

The shares of common stock do not carry any preferential, preemptive or conversion rights, and there are no redemption provisions with respect to the common stock. The shares of preferred stock (if issued and outstanding) would not carry any preemptive rights, but our board of directors could specify conversion rights, redemption provisions and (within limits) liquidation preferences with respect to one or more series of preferred stock. The board of directors may grant contract rights to acquire shares of our capital stock.

Rights upon Liquidation

In the event of liquidation, each share of common stock is entitled to equal rights after satisfaction of any preferred stock liquidation preference.

Repurchases of Common Stock

We may for our own account purchase shares of common stock so long as one share of common stock remains outstanding and our equity before and after such a purchase at least equals its nominal capital.

Governance Provisions and Anti-Takeover Effects

Available but Unissued Preferred Stock

The board of directors has the authority to issue shares of preferred stock in one or more series with such terms as the board determines, provided that they satisfy the provisions set forth in our Articles of Incorporation, including that the preferred stock: (1) may be issued for not less than par value and not less than fair value taking into account the terms and conditions of such preferred stock, (2) would be subject to maximum and minimum dividend rates, (3) would be entitled to one vote per share, (4) would be entitled to receive certain liquidation preferences, (5) may contain provisions allowing it to be converted into common stock or certain other securities, and (6) may contain optional or mandatory redemption provisions.

Election and Removal of Directors

Directors are elected at a general meeting of stockholders by a majority of votes cast by stockholders entitled to vote, except that directors are to be elected by a plurality of voting power in certain elections where the number of nominees exceeds the number of directors to be elected. The number of directors constituting the whole board of directors may not be fewer than five nor more than 24, as fixed from time to time by the board of directors, subject to approval of stockholders of the Company. The maximum number of persons constituting the whole board of directors will, until changed at any succeeding general meeting of stockholders, be the number so fixed. If the number of directors elected by stockholders is smaller than the maximum number of directors as fixed by the board of directors in accordance with our Articles of Incorporation, the board of directors may be authorized, but not obligated, to appoint additional directors such that the total number of directors does not exceed the maximum number of directors as fixed by the board of directors and approved by our stockholders, any such appointment to be effective until the next annual general meeting of stockholders. Directors may be suspended or dismissed at any general meeting of stockholders. A suspension automatically terminates if the person concerned has not been dismissed within two months after the day of suspension.

Stockholder Meetings

In accordance with applicable law, all general meetings of our stockholders must be held in Curaçao. The annual general meeting of our stockholders is held on a date determined from year to year by the board of directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, approving of the balance sheet and the profit and loss account for the preceding fiscal year and for any other purposes required by law or as may be stated in the notice of such meeting. Special general meetings of our stockholders may be called at any time upon the direction of the Chair, the Vice Chair, the Chief Executive Officer, the President or the board of directors. Special general meetings of stockholders may also be called (i) by one or more our stockholders representing at least 10% of the votes that can be cast on the topics they wish to be addressed at such meeting and that have a reasonable interest in having such meeting convened, (ii) by one or more holders of shares representing in the aggregate a majority of shares then outstanding and (iii) in certain circumstances if all of the directors are prevented from or incapable of serving, by any person or persons holding in the aggregate at least 5% of the outstanding shares of common stock for the purpose of electing a board of directors.

Stockholder Action by Written Consent

Under Curaçao law, stockholders may not act by written consent without a meeting, unless all directors and all stockholders entitled to vote on the matter have consented to the taking of such action by the general meeting of stockholders by written consent.

Notice Requirements for Stockholder Business and Nominations

For stockholder proposals to be introduced for consideration at an annual general meeting of stockholders other than pursuant to Securities Exchange Act Rule 14a-8 and for stockholder candidates to be nominated for election as directors other than pursuant to our proxy access bylaw provisions, notice generally must be delivered to the Secretary of SLB at our executive offices not later than 90 days nor earlier than 120 days before the first anniversary of the date of the preceding year’s annual general meeting of stockholders. Any such notice must otherwise satisfy the requirements of our By-Laws.

Amendments to our By-Laws

Our By-Laws may be amended only by the vote of a majority of the board of directors.

Buy-Out

Under our Articles of Incorporation, any one person, or any two or more legal entities belonging to the same group, holding shares representing at least 90% of our equity can require the remaining stockholders to transfer their shares as provided by and in accordance with the provisions of Curaçao law. This provision is somewhat similar to statutes that exist in Delaware and most U.S. states, which typically allow the owner or owners of 90% of a company’s outstanding equity to effect a “short-form” merger. In order to effect a compulsory share transfer, the owner or owners of 90% of our outstanding equity would have to institute an action in a Curaçao court and pay the transferring stockholders the value of the shares to be transferred as determined by the judge (based on the advice of one or three experts). A judge can deny a request for a compulsory share transfer if a stockholder would suffer serious material damage through the transfer.

Listing, Transfer Agent and Registrar

The principal U.S. market for our common stock is the New York Stock Exchange, where it is traded under the symbol “SLB.” Our common stock is also listed for trading on the Euronext Paris.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., Canton, Massachusetts.

Description of Guarantees of Debt Securities

We will set forth in the applicable prospectus supplement a description of any guarantees of debt securities that may be offered pursuant to this prospectus.

Plan of Distribution

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

In addition, to the extent this prospectus is used by any selling securityholder to resell common stock or other securities, information with respect to the selling securityholder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

Validity of the Securities

Gibson, Dunn & Crutcher LLP, New York, New York, will pass upon the validity of the debt securities and guarantees, and STvB Advocaten (Europe) N.V., Amsterdam, The Netherlands, will pass upon the validity of the common stock.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.